EXHIBIT 99.1

CONTACT:	Craig Smith
Time America, Inc.
(800) 561-6366 x442
craigs@timeamerica.com

FOR IMMEDIATE RELEASE

TIME AMERICA ANNOUNCES THIRD QUARTER FISCAL 2005 RESULTS

Revenue increases 25% over prior year quarter

SCOTTSDALE, Ariz, May 5, 2005 — Time America, Inc. (OTCBB: TMAM), a leading developer and marketer of time and labor management solutions announced unaudited financial results for its fiscal third quarter ended March 31, 2005.

Revenue for the quarter ended March 31, 2005 was $1,628,957, a 25% increase over revenue of $1,306,107 in the year-ago quarter.  The net loss from operations for the quarter ended March 31, 2005 was $223,098, compared to a net loss from operations of $290,255 for the year-ago quarter.  The net loss for the quarter ended March 31, 2005 was $303,260, or $.02 per basic and diluted share, compared to a net loss of $309,715, or $.02 per basic and diluted share for the year-ago quarter.

Revenue for the nine-month period ended March 31, 2005 was $4,523,095, a 27% increase over revenue of $3,559,828 in the year-ago period.  The net loss from operations for the nine-month period ended March 31, 2005 was $560,154, compared to a net loss from operations of $697,571 for the year-ago period.  The net loss for the nine-month period ended March 31, 2005 was $794,259, or $.06 per basic and diluted share, compared to a net loss of $753,980, or $.06 per basic and diluted share for the year-ago period.

“I am pleased to report another quarter of record growth for the Company.  The 25 percent revenue growth experienced in the quarter, combined with the 28 percent revenue growth achieved in the first two fiscal quarters of this year, yields a year-to-date growth of 27 percent.  We anticipate similar growth performance in our current quarter which will make for a strong fiscal year revenue performance,” stated Thomas Bednarik, President and CEO of Time America.

 “Each of our distribution channels (reseller, business partner and direct) contributed to the quarter’s increased revenue performance.   Our hosted, recurring revenue web-based NETtime® solution experienced a client employee growth of 101 percent in the quarter and revenue growth of 79 percent compared to the same quarter last year. We now have in excess of 400 companies that use our NETtime hosted service on a daily basis.”

“We are in the final development stages of our new hardware data collection device and will be receiving the first 100 devices to be used for beta purposes within the next 30 days.  We anticipate delivering production units to the market in our fiscal Q1 2006.  We believe that this device is like no other on the market today and we have already experienced significant interest from our current resellers, end-users and prospective business partners,” continued Bednarik.

The Company added 18 new resellers in the quarter and closed direct sales agreements with a number of accounts, including Valley Services, Inc., Finish Master and Jordano’s Inc.  Also, the prospect base for the Company’s private-branded Cisco VoIP solution, ExtendTime™, increased significantly as a result of hiring an experienced industry veteran, Jack Karabees, to head our efforts in this area. Mr. Karabees has an extensive background in the time and labor management sector.

From a public relations perspective, multiple article placements in various publications occurred in the quarter including TCM.net, WorkforceIndex.com, Customer Interaction Solutions and several vertical sites that cover healthcare.  Joint marketing efforts in the area of program development took place with a number of business partners in the quarter and the Company launched a Partner newsletter program.

The Company will hold a conference call today at 4:30 p.m. EST to discuss its third fiscal quarter results.  To participate, call 866-385-2370 and enter ID code 5908294 five minutes prior to the start of the call.  The call will also be archived on the Time America website at www.timeamerica.com.

About Time America, Inc.

Time America, Inc. (TMAM.OB) has been providing innovative time and labor management solutions since 1988. By leveraging innovative technology, our family of software and hardware solutions helps organizations track and transform basic labor data into strategic information that improves workforce productivity and the utilization of labor resources. Time America solutions are used by more than 20,000 companies worldwide including ARAMARK Corporation, Thrifty Rental Car, the Texas Legislative Council and the Mesa Air Group. The Deloitte Technology Fast 500 honored Time America as one of the 500 fastest growing technology companies in North America for 2004 and 2003.

Certain information and comments contained in this press release may be forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Factors set forth in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004 and subsequently filed Form 10-QSB’s, together with other factors that appear in this press release or in the Company’s other Securities and Exchange Commission filings could affect the Company’s actual results and could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of the Company, in this press release.

This release and prior releases are available on the Company’s Worldwide Web site at www.timeamerica.com.

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NETtime is a registered trademark of Time America, Inc. All other names are the property of their respective owners.

TIME AMERICA, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	March 31,	June 30,
	2005	2004
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$625,639	$2,058,929
Accounts receivable — trade, net	1,300,294	1,028,850
Inventory	454,285	370,784
Prepaid expenses and other current assets	218,094	290,546

Total Current Assets	2,598,312	3,749,109

Property and equipment, net	379,612	203,309
Other Assets	150,562	234,641

Total Assets	$3,128,486	$4,187,059

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Current portion of long-term debt	$1,028,289	$756,353
Accounts payable	315,371	368,230
Accrued liabilities	337,830	187,385
Deferred revenue	880,129	416,514

Total Current Liabilities	2,561,619	1,728,482

Long-term debt, less current portion	1,224,033	2,337,345

Total Liabilities	3,785,652	4,065,827

Commitments:	—	—

Stockholders’ Equity (Deficit):
Common stock, $.005 par value, 50,000,000 shares authorized, 13,601,052 and 13,599,552 shares issued and outstanding	68,006	67,998
Contributed capital	8,042,974	8,027,121
Accumulated deficit	(8,768,146)	(7,973,887)

Total Stockholders’ Equity (Deficit)	(657,166)	121,232

Total Liabilities and Stockholders’ Equity (Deficit)	$3,128,486	$4,187,059

TIME AMERICA, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2005	2004	2005	2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Product sales	$1,222,964	$1,009,733	$3,304,102	$2,775,372
Services revenue	405,993	296,374	1,218,993	784,456

Total Revenues	1,628,957	1,306,107	4,523,095	3,559,828

Cost of Revenues:
Product	502,018	435,860	1,334,322	1,165,606
Services	200,169	158,553	552,668	447,143

Total Cost of Revenues	702,187	594,413	1,886,990	1,612,749

Gross Profit	926,770	711,694	2,636,105	1,947,079

Costs and Expenses:
Sales and marketing	505,682	522,195	1,431,227	1,381,869
Research and development	369,660	250,879	995,378	623,583
General and administrative	274,526	228,875	769,654	639,198

Total Costs and Expenses	1,149,868	1,001,949	3,196,259	2,644,650

Net Loss from Operations	(223,098)	(290,255)	(560,154)	(697,571)

Other Income (Expense):
Interest expense	(83,029)	(21,021)	(272,926)	(59,666)
Other	—	—	25,774	(7)
Interest income	2,867	1,561	13,047	3,264

	(80,162)	(19,460)	(234,105)	(56,409)

Net Loss	$(303,260)	$(309,715)	$(794,259)	$(753,980)

Basic Loss per Share	$(0.02)	$(0.02)	$(0.06)	$(0.06)

Weighted Average Number of Shares Outstanding	13,601,052	13,548,799	13,600,762	12,608,561